                      Strong Municipal Money Market Fund

                                  EXHIBIT 16

                          SCHEDULE OF COMPUTATION OF
                            PERFORMANCE QUOTATIONS


I.      CURRENT YIELD:  7 days ended February 28, 1997

        A.      Formula

                      Current Yield = Base Period Return x (365/7)

        B.      Calculation

                      3.23% = .000619452 x (365/7)

II.     EFFECTIVE YIELD:  7 days ended February 28, 1997

        A.      Formula

                      Effective Yield = [(Base Period Return + 1)(365/7)]- 1

        B.      Calculation

                      3.28% = [(.000619452 + 1)(365/7)]- 1

                       Strong Municipal Advantage Fund

                                  EXHIBIT 16

                          SCHEDULE OF COMPUTATION OF
                            PERFORMANCE QUOTATIONS


I.   CURRENT ANNUALIZED YIELD:  30 days ended February 28, 1997

     A.  Formula
                       a-b
         YIELD = 2[(------- + 1)(6) - 1]
                       cd

         Where:     a=  dividends and interest earned during the period.
                    b= expenses accrued for the period (net of reimbursements). c= the average daily number of shares outstanding during the period.
                    d= the maximum offering price per share on the last day of the period.

     B.  Calculation
                    2,485,082.15 - 31,140.21
         YIELD = 2[(------------------------ + 1)(6)- 1]
                    125,066,743.198 x 5.01

         YIELD = 4.75%

II.  AVERAGE ANNUAL TOTAL RETURN

     A.  Formula
                                            -----
         P(1 + T)(n) = ERV   or     T =\(n)/ERV/P - 1

Where:   P =  a hypothetical initial payment of $10,000

         T =  average annual total return

         n =  number of years

       ERV = ending redeemable value of a hypothetical $10,000 payment made at the beginning of the stated periods at the end of the stated periods.


     B.  Calculation

                  -----
         T = \(n)/ERV/P - 1

         1.    One-year period 2-29-96 through 2-28-97

                            -------------
               5.12% = \(1)/10,512/10,000 - 1


         2.    Since inception 11-30-95 through 2-28-97

                               -------------
               5.27% = \(1.25)/10,663/10,000 - 1

III. TOTAL RETURN

     A.  Formula

         EV-IV
         -----
          IV    =    TR

Where:   EV =  Value at the end of the periods, including reinvestment of all dividends and capital gain distributions

         IV =  Initial value of a hypothetical investment at the net asset value

         TR =  Total Return

     B.  Calculation

         EV-IV
         -----
          IV    =    TR

         One-year period ended February 28, 1997

                 10,512 - 10,000
                 ---------------
                     10,000        =      5.12%